QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Focal Communications Corporation 401(k) Plan (the "Plan") on Form 11-K for the year ending December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kathleen Perone, Chief Executive Officer of Focal Communications Corporation (the "Company"), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ KATHLEEN PERONE Kathleen Perone Chief Executive Officer
August 21, 2003

QuickLinks

  Exhibit 32.1